EXHIBIT 4(b)

                         COEUR D'ALENE MINES CORPORATION

                            LONG-TERM INCENTIVE PLAN
                         (As amended on October 9, 2001)

Section 1. Establishment, Purpose, and Effective Date of Plan

       1.1 Establishment. Coeur d'Alene Mines Corporation, an Idaho corporation, hereby amends and restates the Incentive Stock Option Plan approved by shareholders on June 19, 1984 as the "COEUR D'ALENE MINES CORPORATION LONG-TERM INCENTIVE PLAN" (the "Plan") for key employees. The Plan permits the grant of stock options, stock appreciation rights, restricted stock, performance plan awards, and performance shares.

       1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by key employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

       1.3 Effective Date. The Plan shall initially become effective immediately upon its adoption by the Board of Directors of the Company and its ratification by the shareholders of the Company.

                             Section 2. Definitions

       2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

       (a) "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Plan Award, or Performance Shares granted under the Plan.

       (b)    "Board" means the Board of Directors of the Company.

       (c) "Cause" means termination of employment on account of (i) fraud, misrepresentation, theft or embezzlement, (ii) intentional violation of laws involving moral turpitude or which is materially injurious to the Company, or (iii) willful and continued failure by the Executive substantially to perform his or her duties with the Company or its subsidiaries (other than failure resulting from the Executive's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the

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              Executive by the Board of Directors of the Company, which demand specifically identifies the manner in which the Executive has not substantially performed his duties.

       (d)    "Code" means the Internal Revenue Code of 1986, as amended.

       (e) "Committee" means a group of three or more persons appointed by the Company's Board of Directors from among those members of the Board who are not employees of the Company or any of its subsidiaries, and who are "disinterested persons" within the meaning of Securities Exchange Act of 1934 Rule 16b-3.

       (f) "Company" means Coeur d'Alene Mines Corporation, an Idaho corporation.

       (g) "Disability" means the inability or incapacity, due to physical or mental illness, of the Executive to perform his or her duties with the Company for a period of three continuous months.

       (h) "Employee" means a regular salaried employee (including officers and directors who are also employees) of the Company or its subsidiaries, or any branch or division thereof.

       (i) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported by the consolidated tape of the New York Stock Exchange on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

       (j) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an "Incentive stock option" within the meaning of
              Section 422A of the Code, (ii) a "nonstatutory stock option" or
              (iii) any other type of option encompassed by the Code.

       (k) "Participant" means any individual designated by the Committee to participate in the Plan.

       (l) "Performance Period" means a period determined by the Committee during which certain performance goals set by the Committee are to be met.

       (m) "Performance Plan Award" means a right to receive a payment according to an established Cash Performance or Performance Unit Plan as determined by the Committee based on performance.



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       (n)    "Performance Share" means a right to receive a payment equal to the value of a Performance Share as determined by the Committee based on performance.

       (o) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9 of the Plan.

       (p) "Restricted Stock" means stock granted to a Participant pursuant to Section 9 of the Plan.

       (q) "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment as defined by the Board.

       (r) "Stock" means the Common Stock of the Company, par value of $1.00 per share.

       (s) "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

       2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3. Eligibility and Participation

       3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those employees who are recommended for participation by the Chief Executive Officer and who, in the opinion of the Committee, are key employees in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                            Section 4. Administration

       4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.



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                        Section 5. Stock Subject to Plan

       5.1 Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 1,857,000, subject to adjustment upon occurrence of any of the events indicated in Section 5.3. Such amount includes 357,000 shares previously authorized under the Company's 1984 Incentive Stock Option Plan, 500,000 shares authorized by shareholders on May 9, 1995, and 1,000,000 shares authorized by shareholders on October 9, 2001. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of treasury stock, not reserved for any other purpose.

       5.2 Lapsed Awards. If any Award granted under the Plan terminates, expires or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award.

       5.3. Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock subject to each outstanding Option, Restricted Stock, Performance Plan Award, Performance Share or SAR, and its stated price, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee also shall have the discretion to make appropriate adjustments in the number and type of shares that remain available under the Plan pursuant to Sections 5.1 and 5.2.

                           Section 6. Duration of Plan

       6.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 14 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after the tenth (10th) anniversary of the later of the Plan's initial effective date or subsequent amendment of the Plan.


                            Section 7. Stock Options

       7.1 Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Company Stock that is permitted by law at the time of grant. In no event, however, shall the aggregate Fair Market Value (determined at the


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time the Option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant in any calendar year exceed $100,000. Nor shall any incentive stock option be granted to any person who owns, directly or indirectly, Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts which exceed the maximum established by
Section 422A of the Code.

       7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

       7.3 Option Price. The purchase price of each share of Stock subject to an Option shall be fixed by the Committee. In the case of an incentive stock option, this price shall not be less than 100% of the Fair Market Value at the time the Option is granted and shall not be less than the par value thereof. In the case of a nonqualified stock option, the purchase price shall not be less than 80% of the Fair Market Value on the date of grant.

       7.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than ten years and one day from the date of its grant.

       7.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Each Option which is intended to qualify as an incentive stock option pursuant to Section 422A of the Code shall comply with the applicable provisions of the Code pertaining to such Options.

       7.6 Payment. The purchase price of Stock upon exercise of any Option shall be paid in full (a) in cash, (b) in Stock valued at its Fair Market Value on the date of exercise, (c) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Option that number of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option price for all of the shares of Stock subject to such exercise, or (d) by a combination thereof, in the manner provided in the Option agreement. Certificates for such shares tendered in payment shall be in a form for good delivery and, if the certificates were issued pursuant to the exercise of an incentive stock option, the optionee must have held the tendered shares for at least one year. The Committee in its sole discretion may permit payment of the purchase price upon exercise of any Option to be made by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. The proceeds from payment of Option prices shall be added to the general funds of the Company and shall be used for general corporate purposes.



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       7.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

       7.8 Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, any outstanding Options then exercisable may be exercised at any time prior to the expiration date of the Options or within twelve (12) months after such date of termination of employment, whichever period is the shorter, except in the case of Retirement, a three (3) year period shall be substituted for the twelve (12) month period. However, in the case of incentive stock options, the favorable tax treatment prescribed under Section 422A of the Code shall not be available if such options are not exercised within three (3) months after the date of termination, or twelve (12) months in the case of Disability. If an incentive stock option is not exercised within three
(3) months of termination due to Retirement, it shall be treated as a nonstatutory stock option for the remainder of its allowable exercise period.

       7.9 Termination of Employment Other than for Death, Disability, or Retirement. If the employment of the Participant shall terminate for any reason other than death, Disability, Retirement, or involuntarily and for Cause, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three months after such date of termination of employment, whichever first occurs. Where termination of employment is involuntary and for Cause, rights under all Options shall terminate immediately upon termination of employment.

       7.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                      Section 8. Stock Appreciation Rights

       8.1 Grant of Stock Appreciation Rights.Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. Each grant of an SAR shall be in writing. An SAR may be granted at the discretion of the Committee in any of the following forms:

       (a)    In tandem with Options,

       (b)    In addition to Options,

       (c)    Upon lapse of Options,



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       (d)    Independent of Options,

       (e)    Each of the above in connection with previously awarded Options.

       8.2 Exercise of SARs in Lieu to Options. SARs granted in tandem with Options may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. The SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Option shares with respect to which the SAR shall have been exercised may not be subject again to an Award under this Plan.

       8.3 Exercise of SARs in Addition to Options. SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of SARs granted in addition to Options shall not necessitate a reduction in the number of related Options.

       8.4 Exercise of SARs Upon Lapse of Options. SARs granted upon the lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Notwithstanding Section 5.2 above, lapsed Options in an amount equal to the related SARs shall not be available again for Awards under the Plan.

       8.5 Exercise of SARs Independent of Options. SARs granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

       8.6 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 8.8 below) determined by multiplying:

       (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

       (b) The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

       8.7 Form and Timing of Payment. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof.

       8.8 Limit on Appreciation. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of an SAR.

       8.9 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified


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periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934.

       8.10 Term of SAR. The term of an SAR granted under the Plan shall not exceed ten years and one day.

       8.11 Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7.8 and 7.9 herein.

       8.12 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                           Section 9. Restricted Stock

       9.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee at any time and from time to time may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be in writing.

       9.2 Transferability. Except as provided in Sections 9.8 and 9.9 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such periods of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

       9.3 Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

       9.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 9.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

       "The sale or other transfer of the share of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in Coeur d'Alene Mines Corporation's Long-Term Incentive Plan, rules of administration adopted pursuant to such Plan, and a Restricted Stock grant dated ___________. A copy of the Plan, such rules, and such Restricted Stock grant may be obtained from the Secretary of Coeur d'Alene Mines Corporation."



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       9.5 Removal of Restrictions. Shares of Restricted Stock covered by each
Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 9.4 removed from his stock certificates.

       9.6 Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

       9.7 Dividends and Other Distribution. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

       9.8 Termination of Employment Due to Retirement. In the event that a Participant attains normal retirement age, the Period of Restriction applicable to the Restricted Stock pursuant to Section 9.2 hereof shall automatically terminate and, except as otherwise provided in Section 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of early retirement as defined by the Board, all shares of Restricted Stock shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive the restrictions remaining on any or all shares of Restricted Stock or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

       9.9 Termination of Employment Due to Death or Disability. In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Section 9.2 hereof shall terminate automatically and, except as otherwise provided in Section 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable.

       9.10 Termination of Employment for Reasons other than Death, Disability, or Retirement. In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Sections 9.8 and 9.9 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that in the event of the termination of employment of a Participant from the Company, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.



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       9.11 Nontransferability of Restricted Stock. No shares of Restricted
Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

Section 10. Performance Plan Awards and Performance Shares.

       10.1 Grant of Performance Plan Awards and Performance Shares. Subject to the provisions of Sections 5 and 6, Performance Plan Awards or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the size of Performance Plan Awards or the number of Performance Shares granted to each Participant. Each grant of a Performance Plan Award or a Performance Share shall be in writing.

       10.2 Value of Performance Plan Awards and Performance Shares. Each Performance Plan Award shall have an initial value as determined by the Committee and each Performance Share have an initial value equal to the Fair Market Value of a share of Stock on the date the Performance Share is granted. The initial and potential value of Performance Plan Award grants may be expressed as a function of base salary. The ultimate value of a Performance Plan Award or a Performance Share to a Participant will depend upon the extent to which performance goals set by the Committee are met within the applicable Performance Period.

       10.3 Payment of Performance Plan Awards and Performance Shares. After a Performance Period has ended, the holder of a Performance Plan Award or Performance Share shall be entitled to receive the value thereof as determined by the extent to which the performance goals referred to in Section 10.2 have been met.

       10.4 Form and Timing of Payment. Payment under Section 10.3 shall be made in cash, Stock, discounted Stock Options, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

       10.5 Termination of Employment Due to Death, Disability, or Retirement. If the employment of a Participant is terminated by reason of death, Disability, or Retirement, the holder of a Performance Plan Award or Performance Share shall receive a pro rata payment based on the number of months' service during the Performance Period and on the achievement of performance goals during the entire Performance Period. Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.



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       10.6 Termination of Employment for Reasons Other Than Death, Disability,
or Retirement. If the employment of a Participant is terminated for any reason other than death, Disability, or Retirement, all Performance Plan Awards and Performance Shares shall be forfeited automatically; provided, however, that in the event of an involuntary termination of the employment of the Participant, the Committee in its sole discretion may waive the automatic forfeiture provisions and thereafter pay out on a pro rata basis.

       10.7 Nontransferability of Performance Plan Awards and Performance Shares. No Performance Plan Awards or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, until the termination of the applicable Performance Period. All rights with respect to Performance Plan Awards and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

Section 11. Beneficiary Designation

       11.1 Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

                         Section 12. Rights of Employees

       12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

       12.2 Participation. No employee shall have the right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

       12.3 Other Benefit Plans. No Award granted under the Plan shall constitute a part of the base salary or any other compensation of any Employee under any other benefit plan unless expressly so provided in such other benefit plan.

                          Section 13. Change in Control

       13.1 In General. In the event of a change in control of the Company as defined in Section 13.2 below, all Awards under the Plan shall vest 100%. In the case of Stock Options, this shall mean that all unvested options shall become fully exercisable on the date that the change in control is determined to have taken place. For Restricted


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Stock, this vesting shall mean that all restrictions on the sale of Stock shall lapse on the change in control date. For SARs, vesting shall mean that cash payments will be made within 30 days following the date the change in control is deemed to have taken place. For Performance Plan Awards and Performance Shares, cash or Stock payments of Plan Awards shall be paid equal to the value of the Awards as specified in the respective Plan documents on the change in control date within 30 days following the date the change in control is deemed to have taken place.

       13.2 Definition. For purposes of this Plan, a change in control shall mean any of the following events:

       (a) Any such organization, group or person ("Person") (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (the "Exchange Act"), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
              Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities of the Company; or

       (b) During any two-year period, a majority of the members of the Board serving at the date of adoption of this Plan is replaced by directors who are not nominated and approved by the Board; or

       (c) A majority of the members of the Board are represented by, appointed by or affiliated with any Person whom the Board has determined is seeking to effect a change in control of the Company; or

       (d) The Company shall be combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a chance in control will or has occurred.

The Board has final authority to determine the exact date on which a change in control has been deemed to have occurred under the conditions stated above.

          Section 14. Amendment, Modification, and Termination of Plan

       14.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify, the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

       (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Section 5.3 of the Plan; or

       (b) Change the provisions of the Plan, regarding the Option price except as permitted by Section 5.3; or



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       (c)    Materially increase the cost of the Plan or materially increase the benefits to Participants; or

       (d)    Extend the period during which Awards may be granted; or

       (e) Extend the maximum period after the date of grant during which Options may be exercised.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

                           Section 15. Tax Withholding

       15.1 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Award under the Plan. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by directing the Company to apply shares of Stock to which the Participant is entitled as a result of the exercise of an Option or the lapse of a Period of Restriction (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy such requirement.

                           Section 16. Indemnification

       16.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                         Section 17. Requirements of Law

       17.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws,


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rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

       17.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Idaho.














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